NOTICE OF GUARANTEED DELIVERY
                          FOR TENDER OF
                     ANY AND ALL OUTSTANDING
               10.30% ORIGINAL CAPITAL SECURITIES
        (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                               OF
                     PATRIOT CAPITAL TRUST I
             FULLY AND UNCONDITIONALLY GUARANTEED BY
                       PATRIOT BANK CORP.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 10.30% Original Capital Securities (the "Original Capital Securities") are not immediately available, (ii) Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent.
See "The Exchange Offer -Procedures for Tendering Original Capital Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Capital Securities (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Letter of Transmittal.

          The Exchange Agent For The Exchange Offer Is:

                      THE BANK OF NEW YORK

By Registered or Certified Mail:    Facsimile Transmissions
By Hand or Overnight Delivery
The Bank of New York                (Eligible Institutions Only)
The Bank of New York
Floor 7E                            (212) 815-6639
101 Barclay Street
101 Barclay Street                  Confirm by Telephone:
Corporate Trust
New York, NY  10286                   (212) 815-2742
Securities Window
Attention:  Enrique Lopez,
Ground Level
  Reorganization Section
New York, NY  10286

Attention:  Enrique Lopez,

 Reorganization Section

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Patriot Capital Trust I, a Delaware business trust (the "Trust") and to Patriot Bank Corp., a Delaware corporation (the "Corporation"), upon the terms and subject to the conditions set forth in the Prospectus dated _______________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Original Capital Securities."

Name(s) of Registered Holder(s):

_________________________________________________________________

Aggregate Liquidation Amount of Original Capital Securities:
$___________________________

Amount Tendered:  $__________*

     If Original Capital Securities will be tendered by forwarding a Certificate or Certificates, provide the following information:

Certificate No(s)
(if available):     __________________________
                    __________________________

Total Liquidation Amount
Represented by Original Capital
Securities Certificate(s):
$________________________

If Original Capital Securities will be tendered by book-entry transfer, provide the following information:

DTC Account Number:  __________________

Date:  __________________

* Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.
     ____________________________________________________________
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
_________________________________________________________________
                        PLEASE SIGN HERE


X_____________________________     _____________________________

X_____________________________     _____________________________
Signature(s) of Owner(s)           Date
or Authorized Signatory

Area Code and Telephone Number:  __________________

     This Notice of Guaranteed Delivery must be signed by the holder(s) of the Original Capital Securities as their name(s) appear(s) on certificates for Original Capital Securities or on a security position listing in the records of DTC, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es):

Name(s):       __________________________________________________
               __________________________________________________
               __________________________________________________
Capacity:      __________________________________________________

Address(es):   __________________________________________________
               __________________________________________________
               __________________________________________________

       THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                            GUARANTEE

            (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such original Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

_________________________     __________________________________
Name of Firm                  Authorized Signature

_________________________     __________________________________
Address                       Title

_________________________     __________________________________
Zip Code                      (Please Type or Print)


_________________________     __________________________________
Area Code and Telephone No.   Dated:


NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES
WITH THIS FORM.  CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES
SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.